Exhibit 99.1

September 24, 2014

Tetra Tech Provides Update on RCM Segment Restructuring

Pasadena, California.  Tetra Tech, Inc. (NASDAQ:  TTEK) today is providing an update on its previously announced plan to restructure the Remediation and Construction Management (RCM) segment.  Tetra Tech has completed the RCM segment strategic review, and has decided to retain its core environmental remediation, pipeline, solid waste, and utilities related activities, which collectively represent approximately one half of the RCM segment revenue in fiscal 2014.  Tetra Tech will exit all non-core construction markets that require lump-sum fixed-price bidding, which represented the remaining fifty percent of the RCM segment revenue, or fifteen percent of the Company’s total revenue in fiscal 2014.  Tetra Tech will continue to offer turn-key solutions for clients by acting as a construction manager or teaming with constructors.

At the beginning of fiscal 2015, the portions of the RCM segment that are core to the Company’s business will be moved to the two front-end focused segments.  Substantially all non-core portions of the RCM segment will be closed, sold, or completed in calendar 2014.  Revenue, net of subcontractor costs, will be reduced by approximately five to ten percent from fiscal 2014, through these actions.  The construction work being exited represents the highest risk and lowest return work within the Company, and did not generate profit or positive cash flow in fiscal 2014.  After exiting non-core activities, the Company then plans to report results through two operating segments.

Dan Batrack, Tetra Tech’s Chairman and CEO, commented, “This review has resulted in Tetra Tech being more strategically focused on the front-end science and engineering aspects of a solution that differentiate us in the marketplace, and are the hallmark of our offering.  After these actions, Tetra Tech will be positioned to generate higher operating margins, improved cash flow, and the consistent performance that is characteristic of our front two segments.”

Tetra Tech reaffirms its previous EPS guidance for the fourth quarter fiscal 2014.  RCM financial results are expected to have no significant net impact to reported GAAP EPS in the fourth quarter.  Tetra Tech will provide its fourth quarter results and fiscal 2015 guidance in its quarterly press release, which is scheduled for November 12, 2014.

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction management, and technical services.  The Company supports government and commercial clients by providing innovative solutions to complex problems focused on water, environment, energy, infrastructure, and natural resources.  With 14,000 staff worldwide, Tetra Tech’s capabilities span the entire project life cycle.

CONTACTS:

Jim Wu, Investor Relations

Charlie MacPherson, Media & Public Relations

(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for our overall services; the cyclicality in demand for mining services; the cyclicality in demand for oil and gas services; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; credit risks associated with certain commercial clients; risks associated with international operations; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; the failure to adequately recover on our claims for additional contract costs; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; the interruption of systems and information technology; the ability to impede a business combination based on Delaware law and charter documents; and stock price volatility. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.